Universal Energy Corp. Signs Agreement to Acquire Energy Services Company
Thursday January 25, 3:00 pm ET

ORLANDO, Fla., Jan. 25 /PRNewswire-FirstCall/ -- Universal Energy Corp. (OTC Bulletin Board: UVEC - News) announced today that it has signed a letter of intent to acquire PowerTown Line Construction, a Florida corporation based in St. Petersburg.

"This first acquisition of an energy services company is part of our corporate growth and diversification strategy," commented Billy Raley, CEO of Universal. "The deal should be final in about six weeks."

"Our Corporate growth strategy includes the addition of energy services companies, such as PowerTown, who display strong top line growth and positive cash flows." He continued, "This acquisition meets those requirements and is a good fit with our strong energy services management expertise."

PowerTown Line Construction provides installation and maintenance of power lines used in the transmission and distribution of energy to end users. The president of PowerTown is Steve Townsend.

"With this first acquisition, we continue to build our corporate structure while adding income and financial diversification. It's just a very positive move forward for our business and our stockholders," stated Dyron Watford, Universal CFO.

About Universal Energy Corp. - Universal Energy Corp. is a diversified energy company currently focused on oil and gas exploration. Universal's current focus is on the exploration of its land portfolio comprised of a working interest in highly prospective acreage in Alberta, Canada. Corporate growth strategy includes acquisition of allied energy services companies to diversify and strengthen financial position. Go to www.universalenergycorp.info for details.

Safe Harbor Statement

All statements, other than statements of historical fact, included in this press release are forward-looking statements within the meaning of the private securities Litigation Reform Act of 1995. The forward-looking statements, including statements about the company's future expectations, including future revenues and earnings, and all other forward-looking statements (i.e., future operational results and sales) are subject to assumptions and beliefs based on current information known to the company and factors that are subject to uncertainties, risk and other influences, which are outside the company's control, and may yield results differing materially from those anticipated. The Company makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration opportunities being fewer than currently anticipated. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

Source: Universal Energy Corp.